[OPTICARE HEALTH SYSTEMS, INC. LOGO]

                                                   Contact:
                                                   William A. Blaskiewicz, CFO
                                                   OptiCare Health Systems, Inc.
                                                   (203) 596-2236

            OPTICARE HEALTH SYSTEMS, INC. IN ACQUISITION DISCUSSIONS
            --------------------------------------------------------

                                   WITH REFAC
                                   ----------

WATERBURY, Conn., April 8, 2005 - - - OptiCare Health Systems, Inc. (AMEX: OPT)
announced today that Refac (AMEX: REF), an affiliated company, has expressed interest in exploring an acquisition of OptiCare in a stock transaction and that
OptiCare and Refac have entered into discussions regarding same. Refac also announced today that it has entered into acquisition discussions with U.S.
Vision, Inc., another affiliated company, which is privately-held and operates the 6th largest retail optical chain in the United States.

         OptiCare, Refac and U.S. Vision are all controlled by Palisade
Concentrated Equity Partnership, L.P. ("Palisade"), which beneficially owns approximately 84% of OptiCare's outstanding common stock (on a fully diluted basis), 90% of Refac's outstanding common stock and 88% of U.S. Vision's outstanding common stock.

         Refac was incorporated in 1952 and for most of its history, was engaged in intellectual property licensing activities. During the period from 1997 to
2002, it was also engaged in the business of product development and graphic design and had invested these creative resources, together with its licensing skills, in certain product development ventures. In March 2002, Refac announced plans to reposition itself for sale or liquidation and by the end of 2002, it had disposed of all of its operating segments with the exception of its licensing business and it has limited the operations of that segment to managing certain existing license agreements and related contracts. On February 28, 2003,
Refac completed a merger with a wholly-owned subsidiary of Palisade pursuant to which Palisade acquired control of Refac and, in May 2003, Palisade increased its ownership to approximately 90% through an additional cash investment of $17 million. Palisade had indicated that it intended to use Refac as a vehicle for making acquisitions and the purpose of the stock purchase transaction was to provide Refac with additional capital for making these acquisitions. As of
December 31, 2004, Refac reported a net worth of $31,197,000 with approximately
$29,000,000 available for acquisitions.

            U.S. Vision, a privately held company, is a leading
store-within-a-store retailer of optical products and services with net revenues of approximately $128 million during its most recent fiscal year. It operates
518 locations in 47 states and Canada, consisting of 506 licensed departments and 12 freestanding stores.

                                     -more-

OptiCare Announces Acquisition Discussions with Refac

            "We are very excited about the possibility of combining these companies," said a representative of Palisade. "We are committed to the retail optical business through our control positions in OptiCare and U.S. Vision and believe that both of these companies have good potential for organic growth, which will be enhanced by Refac's strong financial condition. In addition to
OptiCare's and U.S. Vision's growth possibilities, the consolidation in the retail optical industry presents an opportunity for additional growth through acquisition. Finally, we know the management of all three companies and believe that they will work together to take advantage of the cost savings made possible through this combination."

            Christopher J. Walls, OptiCare's President and Chief Executive
Officer, stated that "OptiCare's Board of Directors has formed an independent committee to consider, evaluate and negotiate the potential transaction and then make a recommendation to the Board."

ABOUT OPTICARE HEALTH SYSTEMS, INC.
-----------------------------------

          OptiCare Health Systems, Inc. is an integrated eye care services company focused on vision benefits management and consumer vision services, including medical, surgical and optometric services and optical retail.

                                    * * * * *

                         CAUTIONARY STATEMENT REGARDING
                         ------------------------------
                           FORWARD-LOOKING STATEMENTS
                           --------------------------

              THIS NEWS RELEASE INCLUDES CERTAIN STATEMENTS OF THE COMPANY THAT
     MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION
     27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE
     SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND WHICH ARE MADE PURSUANT TO
     THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING
     STATEMENTS INCLUDE STATEMENTS CONCERNING THE POTENTIAL TRANSACTION WITH
     REFAC, AS WELL AS PLANS, OBJECTIVES, GOALS, STRATEGIES, FUTURE EVENTS, OR
     PERFORMANCE, AND ANY UNDERLYING ASSUMPTIONS AND STATEMENTS THAT ARE NOT
     STATEMENTS OF HISTORICAL FACT. WHEN USED IN THIS NEWS RELEASE, THE WORDS
     "EXPECTS," "ANTICIPATES," "ESTIMATES," "PLANS," "INTENDS," "PROJECTS,"
     "PREDICTS," "BELIEVES," "MAY" OR "SHOULD," AND SIMILAR EXPRESSIONS, ARE
     INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING
     STATEMENTS BASED UPON THE BELIEFS OF MANAGEMENT AND ASSUMPTIONS MADE BY AND
     INFORMATION CURRENTLY AVAILABLE TO THE COMPANY. THESE STATEMENTS REFLECT
     THE CURRENT VIEW OF THE COMPANY'S MANAGEMENT WITH RESPECT TO FUTURE EVENTS.
     MANY FACTORS COULD CAUSE THE ACTUAL RESULTS,

OptiCare Announces Acquisition Discussions with Refac

     PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM
     ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS THAT MAY BE EXPRESSED OR
     IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO,
     THE COMPANY'S ABILITY TO COME TO ACCEPTABLE TERMS WITH REFAC OR, IF IT DOES
     COME TO TERMS, THAT REFAC'S ACQUISITION OF THE COMPANY WILL PROVE TO BE
     BENEFICIAL FOR THE COMPANY AND ITS STOCKHOLDERS. INVESTORS ARE CAUTIONED
     THAT ALL FORWARD-LOOKING STATEMENTS INVOLVE THOSE RISKS AND UNCERTAINTIES
     DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE
     COMMISSION, INCLUDING ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR
     ENDED DECEMBER 31, 2004. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE
     DATE THEY ARE MADE AND THE COMPANY UNDERTAKES NO DUTY OR OBLIGATION TO
     UPDATE ANY FORWARD-LOOKING STATEMENTS IN LIGHT OF NEW INFORMATION OR FUTURE
     EVENTS.

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